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                                                                  Exhibit (a)(2)

                           CDC NVEST COMPANIES TRUST I

  Amendment No. 1 to Restatement of Amended Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Companies Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Restatement of Amended Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby amended to be "IXIS Advisor Funds Trust IV."

     2. The second sentence of Section 15 of Article VIII of the Declaration of Trust is hereby amended to read in its entirety as follows:

     The address of the Trustees is c/o IXIS Advisor Funds Trust IV, 399 Boylston Street, Boston, Massachusetts 02116.

     The foregoing amendment shall be effective on May 1, 2005.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 11th day of March 2005.

/s/ GRAHAM T. ALLISON, JR.                /s/ RICHARD DARMAN
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Graham T. Allison, Jr.                    Richard Darman

/s/ EDWARD A. BENJAMIN                    /s/ JOHN T. HAILER
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Edward A. Benjamin                        John T. Hailer

/s/ ROBERT J. BLANDING                    /s/ SANDRA O. MOOSE
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Robert J. Blanding                        Sandra O. Moose

/s/ DANIEL M. CAIN                        /s/ JOHN A. SHANE
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Daniel M. Cain                            John A. Shane

/s/ PAUL G. CHENAULT                      /s/ KENNETH COWAN
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Paul G. Chenault                          Kenneth Cowan